UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2011

Cooper Industries plc
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	1-31330	98-0632292
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5 Fitzwilliam Square, Dublin 2, Ireland		2
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 7, 2011, the Company filed a Current Report on Form 8-K reporting that Cooper Industries, LLC, together with other subsidiaries of the Company, entered into a settlement agreement with Pneumo Abex LLC and certain of its affiliates (collectively, "Pneumo Abex") in connection with a lawsuit filed in the New York State Supreme Court, Commercial Division. The terms of the settlement agreement are described in the Form 8-K filed on February 7, 2011 and a copy of the Full and Final Release, Settlement and Indemnity Agreement among the parties is attached as an exhibit thereto. As noted in the prior disclosure, consummation of the settlement was subject to court approval and a favorable ruling from the Internal Revenue Service regarding the tax treatment of the Settlement Trust created upon consummation of the settlement. The conditions requisite to closing the transactions contemplated by the settlement agreement have been satisfied and on April 5, 2011 the parties consummated the settlement and the lawsuit was dismissed.

In connection with the closing of the transactions contemplated by the settlement, the Mutual Guaranty Agreement (the "Mutual Guaranty") dated as of December 30, 1994 between Abex Inc. and a subsidiary of the Company was terminated. Pursuant to the Mutual Guaranty, a subsidiary of the Company had assumed certain defense and indemnity obligations with respect to certain asbestos-related claims asserted against Pnuemo Abex. As a result of the settlement and the termination of the Mutual Guaranty, the Company and its subsidiaries have no further obligations under the Mutual Guaranty.

As noted in the earlier Form 8-K, the Company recorded an accrual on an undiscounted basis for its potential liability for pending and future indemnity and defense costs under the Mutual Guaranty. In addition, the Company recorded a receivable for related insurance recoveries for insurance-in-place agreements, settlements, and certain insurance policies where the provider is in receivership. The Company will adjust its estimated net liability recorded for its obligations under the Mutual Guaranty with the amounts payable under the settlement, which is expected to result in a pre-tax, noncash book gain to be recognized in the quarter ending March 31, 2011 in an amount equal to the difference between the two amounts.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement (incorporated by reference to Exhibit 10.1 to the Company Current Report on Form 8-K filed on February 7, 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries plc

April 11, 2011	By:	/s/ Bruce M. Taten

Name: Bruce M. Taten
Title: Senior Vice President, General Counsel and Chief Compliance Officer